Exhibit 99.1

PRESS RELEASE

Contact:
Jay Bullock
Chief Financial Officer
441.278.3727

ARGO GROUP ANNOUNCES 2011 FIRST QUARTER FINANCIAL RESULTS

Natural catastrophes globally have a major impact on Q1 results; balance sheet remains strong as management responds to the continuing competitive environment.

HAMILTON, Bermuda (May 2, 2011) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the three months ended March 31, 2011.

Highlights for the quarter ended March 31, 2011:

●	Total revenue was $297.2 million compared to $372.3 million in the year-ago quarter;
●	The first quarter produced a net loss of $92.0 million or a loss of $3.34 per diluted share versus net income of $20.7 million or 67 cents per diluted share in the first quarter of 2010;
●
The net pre-tax operating loss, or pre-tax loss before net realized investment gains and losses and foreign currency exchange gains and losses, was $86.4 million versus net pre-tax operating income of $12.2 million in the prior-year quarter;

●
Estimated pre-tax losses attributable to first quarter catastrophes net of estimated reinstatement premiums totaled $113.1 million compared to pre-tax losses of $29.1 million attributable to catastrophes in the first quarter of 2010;

●	The combined ratio net of catastrophes and prior year reserve development was 99.5 percent versus 99.4 percent for the same period in 2010;
●	The net after-tax operating loss per diluted share was $2.82 versus net after-tax operating income of 32 cents per diluted share in the first quarter of 2010;
●	Book value per share (BVPS) was $55.59 at March 31, 2011, an increase over the prior twelve months from $53.81 at March 31, 2010.

Argo Group’s CEO Mark E. Watson III said, “Catastrophic events had a significant impact on our first quarter results, however our balance sheet remained strong and we are seeing some improvement in market conditions.  We will continue to exercise a disciplined approach to underwriting, pursue niche market opportunities with higher margin, reduce expenses and make the difficult but appropriate changes to our infrastructure to most effectively compete in any phase of the cycle.”

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Argo House 110 Pitts Bay Road Pembroke, Bermuda HM08 www.argolimited.com	T 441 296 5858 F 441 296 6162

FINANCIAL RESULTS

For the three months ended March 31, 2011, Argo Group reported a net loss of $92.0 million or $3.34 per diluted share.  The first quarter of 2011 produced a net operating loss after tax of $2.82 per diluted share.  These results were impacted by first quarter pre-tax catastrophe losses net of estimated reinstatement premiums of $113.1 million.  By comparison, the first quarter of 2010 generated net income of $20.7 million or 67 cents per diluted share.  Net operating income after tax for the first quarter of 2010 was 32 cents per diluted share, which included pre-tax catastrophe losses of $29.1 million.  The differences between net loss and net operating loss for the three months ended March 31, 2011, include net realized gains of $2.3 million, primarily associated with the Company’s investment portfolio, and foreign currency exchange losses of $9.6 million. (See the complete reconciliation in the attached tables.) Included in the results for the first quarters of 2011 and 2010 is unfavorable prior year reserve development of $2.7 million and favorable prior year reserve development of $11.0 million, respectively.

Total revenue for the first quarter of 2011 was $297.2 million versus $372.3 million for the same period in 2010.  Earned premiums for the first quarter of 2011 were $261.4 million compared to $323.5 million in the first quarter of 2010.  Net investment income for the three months ended March 31, 2011 and 2010, was $33.4 million and $33.8 million, respectively.  Net realized investment gains were $2.3 million for the 2011 first quarter versus net realized investment gains of $14.5 million for the three months ended March 31, 2010.

The Group combined ratio for the first quarter of 2011 was 143.8 percent, which included 43.3 ratio points for catastrophe losses, versus 105.0 percent in the first quarter of 2010, which included 9.0 ratio points for catastrophe losses.  Argo Group’s combined ratios for each business segment in the 2011 first quarter were as follows: Excess & Surplus Lines at 101.6 percent; Commercial Specialty at 99.9 percent; International Specialty (formerly Reinsurance) at 287.7 percent; and Syndicate 1200 (formerly International Specialty) at 200.3 percent.

At March 31, 2011, the investment portfolio totaled $4.2 billion with a net pre-tax unrealized gain of approximately $236.0 million.

During the first three months of 2011, Argo Group repurchased $17.3 million or 479,790 shares of its outstanding common stock, which represents 1.5 percent of shares outstanding at Dec. 31, 2010.

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SEGMENT RESULTS

During the first quarter of 2011, we evaluated the current operating structure of our Bermuda and London-based business segments, in conjunction with management changes impacting these operations.  To more appropriately align our operating structure with the management changes, we concluded that operating activities associated with our London operations (our former International Specialty segment) will be principally managed and evaluated as a Lloyd’s market syndicate business, while our Bermuda operations (our former Reinsurance Segment) will serve as the center for our international insurance and reinsurance business, including our product development and global strategic expansion initiatives.  These changes resulted in our Bermuda operations now being identified as our International Specialty segment.  Our London based operation will be focused on the management and growth of our Lloyd’s syndicate operations and this segment will now be known as Syndicate 1200.

Excess & Surplus Lines (E&S) – For the first quarter of 2011, gross written premiums for E&S totaled $107.8 million and pre-tax operating income was $11.4 million.  This compares to gross written premiums of $126.9 million and pre-tax operating income of $12.7 million in the first quarter of 2010.  The combined ratios for the first quarter of 2011 and 2010, respectively, were 101.6 percent and 100.1 percent.  The underwriting results for the first quarters of 2011 and 2010 include favorable prior year loss development of $0.2 million and $1.4 million, respectively.  E&S results for the first three months of 2011 reflect highly competitive market conditions.

Commercial Specialty – For the first quarter of 2011, gross written premiums for Commercial Specialty were $95.0 million and pre-tax operating income was $5.9 million.  This compares to gross written premiums of $97.9 million and pre-tax operating income of $7.9 million for the first quarter of 2010.  The combined ratios for the first quarters of 2011 and 2010, respectively, were 99.9 percent and 99.1 percent.  The underwriting results for the first quarter of 2011 include favorable prior year loss development of $1.7 million versus favorable prior year loss development of $1.3 million in the first quarter of 2010.  Commercial Specialty’s results in the first quarter of 2011 reflect a highly competitive market and the planned exit from certain business classes.

International Specialty (formerly Reinsurance) – For the 2011 first quarter, gross written premiums for International Specialty, formerly reported under the segment name Reinsurance, were $67.9 million and the pre-tax operating loss was $52.9 million with a combined ratio of 287.7 percent.  This compares to gross written premiums of $57.8 million, pre-tax operating income of $7.6 million and a combined ratio of 73.9 percent in the first quarter of 2010.  The underwriting results for the first quarter of 2011 include favorable prior year loss development of $2.0 million compared to favorable prior year loss development of $5.6 million in the first quarter of 2010. The loss ratio for International Specialty was negatively impacted in the first quarter of 2011 by 244.8 percentage points due to $68.1 million of catastrophe losses, net of reinstatement premiums.

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Syndicate 1200 (formerly International Specialty) – For the first quarter of 2011, Syndicate 1200, formerly reported under the segment name of International Specialty, reported gross written premiums of $76.7 million, with a pre-tax operating loss of $46.6 million and a combined ratio of 200.3 percent.  This compares to gross written premiums of $122.3 million, a pre-tax operating loss of $10.7 million and a combined ratio of 115.8 percent in the first quarter of 2010.  The decline in gross written premiums was due to a reduction in premium estimates for programs written in prior periods, planned reductions in certain classes of business as well as the impact of increased competition in the classes of business written.  Underwriting results for the first quarter of 2011 include unfavorable prior year reserve development of $6.1 million, versus favorable prior year reserve development of $1.9 million in the first quarter of 2010.  Syndicate 1200’s loss ratio for the first quarter of 2011 was negatively impacted by 85.0 percentage points from $44.4 million of catastrophe losses.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.

For the quarter ended March 31, 2011, the Run-off segment produced pre-tax operating income of $1.1 million versus $0.4 million for the same three-month period in 2010.  Run-off results for the 2011 first quarter include unfavorable prior year loss development of $0.5 million, compared to favorable prior year loss development of $0.8 million in the first quarter of 2010.

CONFERENCE CALL

Argo Group will conduct an investor conference call starting at 11:00 a.m. ET (Noon AT) tomorrow, May 3, 2011.  A live webcast of the conference call can be accessed by visiting Argo Group’s Investor Relations Website at www.argolimited.com and clicking on Investors, then Events & Webcasts. Participants inside the U.S. and Canada can also access the call by phone by dialing (888) 713-4211 (pass code 37699300).  Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4864 (pass code: 37699300).

Argo Group is offering call participants a pre-registration option that expedites access to the call and minimizes hold times.  Those who would like to take advantage of pre-registration can do so by accessing the following Website:
https://www.theconferencingservice.com/prereg/key.process?key=PY86T9CHV

Shortly after the conclusion of the conference call, a webcast replay will be made available through June 30, 2011, by visiting www.argolimited.com and clicking on the following links: Investors, then Events & Webcasts.  In addition, a telephone replay of the call will be available through May 10, 2011, to callers dialing from inside the U.S. and Canada by dialing (888) 286-8010 (pass code 93675678).  Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code 93675678).

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Total investments	$4,184.1	$4,215.4
Cash and cash equivalents	105.4	83.5
Accrued investment income	31.5	33.5
Receivables	1,351.8	1,505.7
Goodwill and intangible assets	248.1	249.1
Deferred acquisition costs	133.2	139.7
Ceded unearned premiums	164.6	164.0
Other assets	118.8	97.6
Total assets	$6,337.5	$6,488.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,347.2	$3,152.2
Unearned premiums	637.7	654.1
Ceded reinsurance payable	316.1	524.3
Debt	67.1	65.0
Junior subordinated debentures	311.5	311.5
Other liabilities	135.0	155.3
Total liabilities	4,814.6	4,862.4

Total shareholders' equity	1,522.9	1,626.1
Total liabilities and shareholders' equity	$6,337.5	$6,488.5

Book value per common share	$55.59	$58.41

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)

Gross Written Premiums	$347.8	$404.5
Net Written Premiums	244.4	288.1

Earned Premiums	261.4	323.5
Net Investment Income	33.4	33.8
Realized Investment Gains, net	2.3	14.5
Fee Income, net	0.1	0.5
Total Revenue	297.2	372.3

Losses and Loss Adjustment Expenses	271.8	212.1
Underwriting, Acquisition and Insurance Expenses	104.1	127.5
Interest Expense	5.4	6.0
Foreign Currency Exchange Loss (Gain)	9.6	(6.8)
Total Expenses	390.9	338.8

(Loss) Income Before Taxes	(93.7)	33.5
Income Tax (Benefit) Provision	(1.7)	12.8
Net (Loss) Income	$(92.0)	$20.7

Net (Loss) Income per Common Share (Basic)	$(3.34)	$0.68

Net (Loss) Income per Common Share (Diluted)	$(3.34)	$0.67

Weighted Average Common Shares:
Basic	27.6	30.6
Diluted	27.6	30.9

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions, except ratios)
	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$107.8	$126.9
Net Written Premiums	86.7	108.7
Earned Premiums	104.5	129.2

Underwriting Loss	$(1.6)	$(0.2)
Net Investment Income	14.9	14.7
Interest Expense	(1.9)	(1.8)
Operating Income Before Taxes	$11.4	$12.7
Loss Ratio	66.1	65.2
Expense Ratio	35.5	34.9
GAAP Combined Ratio	101.6%	100.1%
Commercial Specialty
Gross Written Premiums	$95.0	$97.9
Net Written Premiums	69.8	66.5
Earned Premiums	77.0	84.6

Underwriting Income	$0.1	$0.8
Net Investment Income	7.3	7.8
Interest Expense	(1.2)	(1.1)
Other (Expense) Income	(0.3)	0.4
Operating Income Before Taxes	$5.9	$7.9

Loss Ratio	63.2	66.2
Expense Ratio	36.7	32.9
GAAP Combined Ratio	99.9%	99.1%
International Specialty
Gross Written Premiums	$67.9	$57.8
Net Written Premiums	40.7	36.2
Earned Premiums	29.2	24.7

Underwriting (Loss) Income	$(54.8)	$6.5
Net Investment Income	2.7	2.1
Interest Expense	(0.8)	(1.0)
Operating (Loss) Income Before Taxes	$(52.9)	$7.6

Loss Ratio	266.1	41.5
Expense Ratio	21.6	32.4
GAAP Combined Ratio	287.7%	73.9%
Syndicate 1200
Gross Written Premiums	$76.7	$122.3
Net Written Premiums	46.7	77.2
Earned Premiums	50.4	84.9

Underwriting Loss	$(50.5)	$(13.4)
Net Investment Income	4.2	3.4
Interest Expense	(0.7)	(0.8)
Other Income	0.4	0.1
Operating Loss Before Taxes	$(46.6)	$(10.7)

Loss Ratio	150.6	73.5
Expense Ratio	49.7	42.3
GAAP Combined Ratio	200.3%	115.8%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING (LOSS) INCOME TO NET (LOSS) INCOME
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)

Net (Loss) Income Before Taxes:
From Operations	$(86.4)	$12.2
Foreign Currency Exchange (Loss) Gain	(9.6)	6.8
Realized Investment Gains, net	2.3	14.5
(Loss) Income Before Taxes	(93.7)	33.5
Income Tax (Benefit) Provision	(1.7)	12.8
Net (Loss) Income	$(92.0)	$20.7

Net (Loss) Income per Common Share (Diluted)	$(3.34)	$0.67

Net (Loss) Income per Common Share on
Net (Loss) Income (a)	$(3.05)	$0.87
Foreign Currency Exchange Loss (Gain) (a)	0.31	(0.18)
Realized Investment Gains, net (a)	(0.08)	(0.37)

Operating (Loss) Income per Common Share (Diluted)	$(2.82)	$0.32

(a) Per diluted share at assumed tax rate of 10% in 2011 and 20% in 2010. Tax rate adjusted in the current quarter to reflect the distribution of results.

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